UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

LiveWire Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41511	87-4730333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(650) 447-8424

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	LVWR	New York Stock Exchange
Warrants to purchase common stock	LVWR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2023, LiveWire Group, Inc. (the “Company”) announced that the Board of Directors appointed Karim Donnez as the Company’s Chief Executive Officer, effective June 12, 2023. Mr. Donnez will succeed Jochen Zeitz, whose term as Chief Executive Officer will conclude June 11, 2023. Mr. Zeitz will remain as Chairman of the Board of Directors. .

Mr. Donnez, age 46, previously served as President, Marine Group of Bombardier Recreational Products Inc. (“BRP”), a Canadian manufacturer of snowmobiles, all-terrain vehicles, side by sides, motorcycles, and personal watercraft, since May 2022, Senior Vice President, Marine Group of BRP, from February 2020 to May 2022, and Senior Vice President, Strategy, Business Development and Transformation, from July 2015 to February 2020. Prior to joining BRP in 2015, Mr. Donnez held leadership positions at Rio Tinto, a multinational metals and mining company, from August 2018 to July 2015 most recently as General Manager, Refinery & Energy for Rio Tinto Kennecott. Mr. Donnez started his career at Accenture plc.

In connection with his appointment as Chief Executive Officer of the Company, the Compensation Committee approved the following compensation for Mr. Donnez: annual base salary of $600,000, target annual cash incentive of 100% of base salary (with the payout prorated for the portion of the year during which he served as Chief Executive Officer), and, commencing in 2024, a target long-term equity incentive of 300% of base salary. In connection with his hire, Mr. Donnez will receive an initial grant of restricted stock units, valued at $3,000,000, which vest in three equal installments on each of the first, second and third anniversaries of the grant date, so long as Mr. Donnez remains employed by the Company, subject to certain accelerated vesting provisions in the award agreement.

A copy of the related Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of LiveWire Group, Inc., dated June 5, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LiveWire Group, Inc.

Date: June 5, 2023	/s/ Amanda Parker
Amanda Parker
Chief Legal Officer & Corporate Secretary